LOAN DOCUMENT

PURCHASE AND ASSIGNMENT AGREEMENT

THIS LOAN DOCUMENT PURCHASE AND ASSIGNMENT AGREEMENT (the “Agreement”), is effective this 26th day of July, 2019 (the “Effective Date”), by and between F&M BANK (“Assignor” or “Seller”) and GLOBAL HEALTHCARE REIT, INC., a Utah corporation (“Assignee” or “Buyer”).

RECITALS

A. Assignor is a party to certain loan documents which evidence a loan made by C. David Rhoades (“Rhoades”) and the Receivership Estate of Healthcare Management of Oklahoma LLC (the “Receivership”) (“Borrower”), and described on Exhibit A attached hereto and incorporated herein by this reference and collectively referred to herein as the “Loan Documents.”

B. Assignee desires to purchase all of Assignor’s right, title, and interest in and to the Loan Documents, and Assignor is willing to do so for the purchase price set forth below, among other things.

C. Further, Assignor is willing to transfer to Assignee all of Assignor’s right, title, and interest in and to the Loan Documents on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Purchase of Loan Documents. At the Closing (defined below), Assignor shall sell, and Assignee shall buy, WITHOUT RECOURSE, the Loan Documents; in exchange, Assignee shall pay to Assignor the sum of $693,756.16 as of July 31, 2019 (the “Purchase Price”).

1.1 Payment of Purchase Price.

Buyer shall remit the Purchase Price to Seller at Closing by delivering to Seller a check therefor or, at the Seller’s option, by wire transfer thereof in immediately available funds to an account designated by Seller.

2. Closing. Closing of the transactions contemplated hereunder (“Closing”) shall occur at a time and place mutually agreed upon by the parties hereto, but in no event later than July 31 2019. Assignor and Assignee shall be responsible for their respective legal costs related to the transaction and Assignee will be responsible for the administrative closing costs of the transaction (filing fees, title, etc.).

3. Assignment of Loan Documents. At Closing, Assignor shall assign to Assignee the Loan Documents, without recourse and without representation or warranty except as set forth in this Agreement.

4. Assignor’s Representations. Assignor represents, warrants, and covenants to Assignee the following:

(a) Assignor has assigned the Note to Buyer and Assignor will be paid in full immediately after Closing. Assignor has not further assigned, pledged, hypothecated or otherwise transferred any of its rights or interests under the Loan Documents, or any one of the Loan Documents, to any other party or parties and is the owner of such rights and interests. The Loan Documents are not subject to any other mortgage, security interest, pledge, lien, charge, encumbrance or title retention or other security agreement or arrangement of any nature whatsoever;

(b) To the best of the knowledge of Assignor, Exhibit A sets forth a true and complete list of all the agreements, documents, and instruments evidencing or securing the transactions contemplated by the Loan Documents;

(c) As of Closing, Assignor has no claims against Assignee; and

(d) Assignor is duly authorized by all appropriate corporate action to undertake and perform this Agreement.

5. Assignee’s Representations and Other Agreements. Assignee represents, warrants and covenants to Assignor the following:

(a) Assignee has conducted its own investigation and analysis of the Borrower, the Loan Documents, and the real property commonly known by street address of 5170 S. Vandalia Ave, Tulsa, Oklahoma 74135 and is not relying on any representations or warranties of Assignor, except for those representations and warranties specifically made by Assignor in this Agreement;

(b) As of Closing, Assignee has no claims against Assignor; and

(c) Assignee is duly authorized by all appropriate corporate action to undertake and perform this Agreement.

6. Further Assurances. Assignee shall, at its own cost and expense, execute, acknowledge, file, and record such further documents and instruments and shall take such other actions as may be reasonably required or appropriate to carry out the intent and purposes of this Agreement including, without limitation, the preparation, execution, and filing of a Form UCC-3. After Closing, Assignor will provide such other and further information or documentation regarding the Loan as Assignee may request, provided such requests are reasonable.

7. Attorneys’ Fees. In the event of dispute under this Agreement, the prevailing party shall be obligated to pay the non-prevailing party’s (whether or not suit is filed) reasonable attorney’s fees and costs incurred in connection with such dispute, including without limitation any and all costs and fees incurred in any insolvency, bankruptcy or similar proceedings, state or federal, whether voluntarily or involuntarily commenced.

8. Binding on Heirs and Successors. This Agreement shall be binding on and shall inure to the benefit of the successors and assigns of the parties hereto.

9. Entire Agreement, Modification, Waiver. This Agreement contains the entire agreement of the parties relating to the subject matter hereof. Any oral representations, supplements or modifications concerning this Agreement shall be of no force or effect unless contained in a subsequent written modification signed by the party to be charged. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

10. Governing Law. This Agreement is executed and intended to be performed in the State of Colorado, and the laws of that State shall govern its interpretation and effect.

11. Captions. The captions and section headings used herein are for convenience and for ease of reference only and constitute no part of this Agreement or understanding between the parties hereto, and no reference shall be made thereto for the purpose of construing or interpreting any of the provisions hereof.

12. Survival of Warranties. The warranties and representations, and covenants of the parties hereunder shall survive the transactions contemplated herein

13. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14. Parties in Interest. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

15. Singular, Plural, etc. Whenever the singular number is used herein and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and the word “person” shall include corporation, firm, partnership, joint venture, trust, estate, or other association.

16. Invalidity. In the event that any condition, covenant, promise, or other provision herein contained is held to be invalid or void by any court of competent jurisdiction, the same shall be deemed severable from the remainder of this Agreement and shall in no way affect any other covenant, promise, condition, or other provision herein contained. If such condition, covenant, promise, or other provision shall be deemed invalid due to its scope or breadth, such provision shall be deemed valid to the extent of the scope or breadth permitted by law.

17. Exhibits and Schedules. All Exhibits and Schedules referred to herein are hereby attached hereto and incorporated herein by this reference with the same force and effect as if fully set forth herein

18. Execution. This Agreement shall be executed in duplicate original. Transmittal of fully-executed signature pages to the other party by facsimile shall be deemed to constitute execution, provided original signature pages are simultaneously transmitted to that party by overnight mail.

19. Default by Assignor. Notwithstanding anything herein to the contrary, if the Assignor fails to make the required deliveries at the Closing or otherwise defaults under this Agreement, then Assignee shall have the right to terminate this Agreement and thereupon this Agreement shall be null and void and of no legal effect whatsoever. If so terminated, each party hereto shall suffer their own losses, costs, expenses or damages arising out of, under or related to this Agreement.

20. Assignee’s Indemnity. Assignee shall indemnify, defend and hold the Assignor harmless from and against any and all losses, liabilities, damages, costs and obligations, or actions or claims in respect thereof, including reasonable counsel fees, which the Assignor may suffer or incur arising out of or based upon:

(a) the breach of any representation, warranty, covenant or agreement of Assignee contained in this Agreement; and

(b) the Assignee’s use of any of the Loan Documents after the Closing.

21. Conditions Precedent to Closing. The obligation of performance by the Assignor and Assignee of their respective obligations under this Agreement is subject to the condition that on the Closing Date no suit, action or other proceeding shall be pending before any court or governmental or regulatory authority which seeks to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated by this Agreement.

22. Assignor’s Indemnity. Assignor shall indemnify, defend and hold the Assignee harmless from and against any and all losses, liabilities, damages, costs and obligations, or actions or claims in respect thereof, including reasonable counsel fees, which the Assignee may suffer or incur arising out of or based upon:

(a) the breach of any representation, warranty, covenant or agreement of Assignor contained in this Agreement; and

(b) Assignor’s use of any of the Loan Documents prior to the Closing, other than collections in the ordinary course of business.

IN WITNESS WHEREOF, the parties have executed this Agreement as set forth below.

ASSIGNOR:		ASSIGNEE:

F&M BANK		GLOBAL HEALTHCARE REIT, INC.

By:	/s/ Eric V. Anderson	By:	/s/ Zvi Rhine
Name:	Eric V. Anderson	Name:	Zvi Rhine
Title:	President	Title:	President

Borrower consents to the foregoing assignment.

RECEIVER/BORROWER:

C. DAVID RHOADES, JR.

HEALTHCARE MANAGEMENT OF OKLAHOMA INC.

By:	/s/ C. David Rhoades
C. David Rhoades, Receiver

EXHIBIT A

LOAN DOCUMENTS

A.	Commercial Promissory Note dated July 5, 2017, which is a renewal of a Loan dated April 14, 2017, in the original principal amount of $750,000.00, executed by C. David Rhoades, Jr., as Receiver for the Healthcare Management of Oklahoma Inc.

B.	Security Agreement dated July 5, 2017 executed by C. David Rhoades as Receiver for Healthcare Management of Oklahoma Inc., as Borrower and F&M Bank as Secured Party;